UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 2007

                            PAR TECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)

         DELAWARE                    1-09720                     16-1434688
(State or other jurisdiction of    (Commission                (I.R.S. Employer
      incorporation)               File Number)              Identification No.)

                               PAR Technology Park
                              8383 Seneca Turnpike
                           New Hartford, NY 13413-4991

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (315) 738-0600

                                 Not Applicable


         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


On January 8, 2008, PAR Technology Corporation (the "Company") announced the appointment of Stephen P. Lynch as President of the Company's Government Business, effective January 1, 2008. The Company also announced the retirement of Mr. Al Lane, Mr. Lynch's predecessor as, President of the Company's Government Business, effective December 31, 2007.

A copy of the press release dated January 8, 2008 announcing Mr. Lynch's appointment and Mr. Lane's retirement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.



Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

     99.1 Press Release of PAR Technology Corporation dated January 8, 2008.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PAR TECHNOLOGY CORPORATION


January 7, 2008                        By:  /s/ Ronald J. Casciano
                                       ------------------------------
                                       Name:  Ronald J. Casciano
                                       Title: Vice President, Chief Financial
                                              Officer and Treasurer

                                  EXHIBIT INDEX


Exhibit
Number         Description
------------   -----------------------------------------------------------------
   99.1        Press Release of PAR Technology Corporation dated January 8, 2008

FOR RELEASE:     New Hartford, NY, January 8, 2008
CONTACT:         Christopher R. Byrnes (315) 738 - 0600 ext. 226
                 cbyrnes@partech.com, www.partech.com

                                 ---------------



              PAR Technology Corporation Appoints Stephen P. Lynch

                     President of PAR's Government Business


             NEW HARTFORD, NY PAR TECHNOLOGY CORPORATION (NYSE:PTC)

NEW HARTFORD, N.Y.--January 8, 2008-- PAR Technology Corporation (NYSE: PTC) announced today that Stephen P. Lynch has been named President of PAR's Government Business effective January 1, 2008. Lynch will report to John W. Sammon, Chairman and Chief Executive Officer of PAR Technology Corporation. Lynch replaces Al Lane who retired from the company in December, 2007 after a successful 20 year career with PAR.

"We are pleased to have Steve on board as we complete the leadership transition of our Government business segment," Sammon stated. "Following Al Lane's leadership we again have an individual in place with extensive military and business experience, who understands how to continue the profitable tradition and expand the revenue growth of this business for our company. Steve's past military and management experience will be invaluable in this leadership position." Over the last twenty-eight years, Lynch has demonstrated his strong leadership skills as a United States Marine Corps officer with a strong emphasis on operational Command, Control, Communications and Intelligence in support of various Marine Corps missions throughout the world. During his military career, Lynch enjoyed great success as a transformational leader serving in several important command and staff positions, most notably as the Aide-de-Camp to the Chairman of the Joint Chiefs of Staff and as the Chief of Staff on two separate occasions for the 1st and 2nd Marine Aircraft Wings.

Lynch commented, "I am very excited to be part of an organization like PAR which has set the standard in providing leading I/T services to the U.S. military and other federal, state and local agencies. I look forward to working with the management team and our existing staff, and I am eager to further develop and grow this business segment with the wide array of strong technical capabilities PAR has to offer."


ABOUT PAR TECHNOLOGY

PAR Technology Corporation is a leading provider of professional services and enterprise business intelligence software and hardware to the hospitality industry. PAR develops, markets and supports hardware and software products that improve the ability of hospitality business professionals to make timely, fact-based business decisions. The Company is a premier provider of I/T management solutions to hotel and restaurant companies, with over 45,000 installations worldwide in over 105 countries. PAR is also a leader in providing computer-based system design and engineering services to the Department of Defense and Federal Government Agencies. PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PTC. For more information visit the Company's website at www.partech.com.


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